                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CollaGenex Pharmaceuticals, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
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     [ ] Fee paid previously with preliminary materials.

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         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                        COLLAGENEX PHARMACEUTICALS, INC.
                             301 SOUTH STATE STREET
                               NEWTOWN, PA 18940
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CollaGenex Pharmaceuticals, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 8, 1997 (the "Meeting"), at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania at 9:30 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $.01 par value ("Common Stock"), as of the close of business on March 28, 1997, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 7,543,579 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. The number of votes entitled to be cast at the Meeting is 7,543,579.

     If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the eight nominees named below as Directors, (ii) FOR a proposal to amend the Company's 1996 Non-Employee Director Stock Option Plan (the "Non-Employee Plan") to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Non-Employee Plan from 109,000 to 300,000 shares, to increase the number of shares of Common Stock underlying automatic option grants to new non-employee Directors from 10,000 to 25,000 shares, to grant options to purchase an additional 15,000 shares of Common Stock to those non-employee Directors who previously received, upon the effectiveness of the Company's initial public offering in June 1996 (the "IPO"), an automatic grant of options to purchase 10,000 shares of Common Stock under the Non-Employee Plan and to revise certain other provisions of the Non-Employee Plan as set forth herein, (iii) FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997, and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any Stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of directors may be taken upon the affirmative vote of Stockholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy.

     This Proxy Statement, together with the related proxy card, is being mailed to the Stockholders of the Company on or about April 8, 1997. The Annual Report to Stockholders of the Company for the year ended December 31, 1996, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all Stockholders of record as of March 28, 1997. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of March 28, 1997.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

                             ELECTION OF DIRECTORS

     At the Meeting, eight Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current Board of Directors and nominees for election to the Board are as follows:

                                                        SERVED AS A             POSITIONS WITH
                     NAME                        AGE   DIRECTOR SINCE            THE COMPANY
-----------------------------------------------  ---   --------------   ------------------------------
Helmer P.K. Agersborg, Ph.D. ..................  68         1992        Chairman of the Board
Brian M. Gallagher, Ph.D. .....................  49         1994        President and Chief Executive
                                                                          Officer and Director
Peter R. Barnett, D.M.D. ......................  45         1997        Director
Robert J. Easton...............................  52         1993        Director
James E. Daverman..............................  47         1995        Director
Stephen W. Ritterbush, Ph.D. ..................  50         1992        Director
Pieter J. Schiller.............................  59         1995        Director
Terence E. Winters, Ph.D. .....................  54         1992        Director

     The principal occupations and business experience, for at least the past five years, of each nominee are as follows:

     Dr. Agersborg has been Chairman of the Company's Board of Directors since March 1992 and served as its Chief Executive Officer and President until March 1994. Dr. Agersborg also serves as President and Chief Executive Officer of Afferon Corporation and Maret Corporation, having joined such companies in September 1992 and September 1994, respectively. Dr. Agersborg has also served as director of Lidak Pharmaceutical since October 1992. Each of such companies engages in pharmaceutical development. From May 1987 until his retirement in June 1990, Dr. Agersborg was the President of Wyeth-Ayerst Research Division of American Home Products Corporation. Prior to that, and beginning in 1975, he was a Vice President, and then an Executive Vice President, of Wyeth-Ayerst Laboratories Research Division.

     Dr. Gallagher joined the Company in April 1994 as President and Chief Executive Officer and was elected to the Board of Directors in November 1994. From 1988 until joining the Company, Dr. Gallagher was employed by Bristol-Myers Squibb Company ("BMS") and its predecessor, Squibb Corporation, in various executive positions including strategic planning, worldwide product and business development and marketing. From 1991 until joining the Company, Dr. Gallagher was Vice President and General Manager of Squibb Diagnostics, the in vivo imaging pharmaceutical division, where he was responsible for drug development, including filing NDAs with the FDA and other regulatory authorities worldwide. Prior to that, Dr. Gallagher served for ten years with E.I. DuPont de Nemours & Co. in a variety of pharmaceutical research, development, marketing and business management positions.

     Dr. Barnett has been a Director of the Company since February 1997. He is Senior Vice President and Chief Operating Officer of United Dental Care, Inc., a managed dental benefits firm, where he has served in such capacity since January 1995. From August 1994 to January 1995, Dr. Barnett was Executive Director of Prudential DMO, and from March 1993 to August 1994, he served as an independent consultant in the managed care field. From January 1985 to March 1993, Dr. Barnett was a Senior Vice President with Pearle Vision, Inc.

     Mr. Easton has been a director of the Company since November 1993. He is Managing Director of The Wilkerson Group, Inc., an IBM Company and a major health care consulting firm, where he has served in such capacity since 1986. Mr. Easton is a former President of the Biomedical Marketing Association.

     Mr. Daverman has been a director of the Company since November 1995. He is a managing general partner of Marquette Venture Partners ("MVP"), a venture capital investment company which he co-founded in 1987. Mr. Daverman is a general partner of Marquette Management Partners, the general partner of Marquette Venture Partners, L.P. and a general partner of MG II, L.P., the general partner of Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. He is a member of the Board of Directors of the Technology Advisory Group of the Technology Management Office of the University of Michigan. Mr. Daverman is a member of the Board of Directors of Endocardial Solutions, Inc. and numerous privately held companies.

     Dr. Ritterbush has been a director of the Company since its founding in January 1992. He is managing general partner of Fairfax Partners/The Venture Fund of Washington, L.P., a venture capital fund, which he co-founded in 1989. Dr. Ritterbush serves as a director and is on the compensation committee of the Board of Directors of Apache Medical Systems, Inc.

     Mr. Schiller has been a director of the Company since September 1995. He joined Advanced Technology Ventures ("ATV"), a venture capital fund, in September 1986 and is currently a general partner of various ATV funds. He is a director of Anthra Pharmaceuticals, Inc., Endius, Inc., Afferon Corporation, HealthShare Technology, Inc. and Novoste Corporation.

     Dr. Winters has been a director of the Company since its founding in January 1992. He is a general partner of Columbine Venture Funds, a venture capital fund, of which he was a founder in 1983. He also serves as a director of Afferon Corporation, Maret Corporation and Melanotan Corporation.

     All directors hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. None of the Company's Directors are related to any other Director or to any executive officer of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee, which approves salaries and incentive compensation for executive officers of the Company and which administers the Company's stock option plans, and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent accountants. The Compensation Committee currently consists of Robert J. Easton, Stephen W. Ritterbush, Ph.D. and Terence E. Winters, Ph.D. The Compensation Committee was established in March 1996 and held two meetings in 1996. The Audit Committee currently consists of James E. Daverman, Stephen W. Ritterbush, Ph.D. and Pieter J. Schiller. The Audit Committee was established in March 1996 and held one meeting in 1996. There were six meetings of the Board of Directors during 1996. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a Director and the total number of meetings held by the committee on which he served during the period, if applicable.

COMPENSATION OF DIRECTORS

     Helmer P.K. Agersborg is paid $36,000 per year for his services as Chairman of the Board. Peter R. Barnett receives $1,500 per meeting for each meeting of the Board of Directors attended. The Wilkerson Group, Inc., an IBM Company, receives $1,500 per meeting for each meeting of the Board of Directors attended by Mr. Easton. No other directors receive cash compensation for services on the Board of Directors. The Company provides reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors and other Company business.

     In addition, the Company granted to Dr. Agersborg options to purchase 60,625, 28,084 and 22,500 shares of Common Stock on March 1, 1992, September 1, 1993 and March 1, 1995, respectively, at exercise prices of $0.20, $0.20 and $0.335, respectively. Of such options, an aggregate of 88,709 have been exercised. The remaining options vested to the extent of 7,500 shares on March 1, 1996 and will vest to the extent of 7,500 shares on each of March 1, 1997 and 1998. The Company granted to Mr. Easton options to purchase 7,500 shares of Common Stock on each of January 1, 1994 and October 1, 1995 at exercise prices of $0.20 and $1.20, respectively. Of such options, 7,500 have been exercised and the remaining 7,500 vest to the extent of 2,500 shares per year commencing October 1, 1996. On the effective date of the Company's IPO, pursuant to the Non-Employee Plan, each non-employee director of the Company was granted an option to purchase 10,000 shares of Common Stock, at an exercise price per share equal to $10.00. On November 22, 1996, the Board of Directors of the Company granted, subject to Stockholder approval of the proposed amendment to the Plan contained herein, options to purchase an additional 15,000 shares of Common Stock to each non-employee director of the Company, at an exercise price per share equal to $9.75. All such options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a director at the time of vesting of the installments. The right to exercise annual installments of options will be reduced proportionately based on the optionee's actual attendance at directors' meetings if the optionee fails to attend at least 80% of the directors' meetings held in any calendar year. For a description of the material terms of the Non-Employee Plan, see "PROPOSED AMENDMENT TO THE 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN."

                               EXECUTIVE OFFICERS

     The following table identifies the current executive officers of the
Company:

                                                  CAPACITIES IN                    IN CURRENT
             NAME               AGE                WHICH SERVED                  POSITION SINCE
------------------------------  ---   --------------------------------------  ---------------------
Brian M. Gallagher, Ph.D......  49    President and Chief Executive Officer   April 1994 (Director
                                      and Director                              since November
                                                                                1994)
Robert A. Ashley(1)...........  39    Vice President, Commercial Development  September 1994
Nancy C. Broadbent(2).........  41    Chief Financial Officer, Treasurer and  March 1996
                                        Secretary

---------------
(1) Mr. Ashley joined the Company in September 1994 as Vice President, Commercial Development. From 1989 until joining the Company, he was employed by BMS and its predecessor, Squibb Corporation, in various positions including product development, commercial and business development and, most recently, as Director, Business Development where he was responsible for the worldwide product and market development of several new drugs. From 1979 to 1989, Mr. Ashley held various positions at Amersham International (UK) Ltd., including research, development, manufacturing, sales and marketing positions, as well as worldwide product development and product launch positions.

(2) Ms. Broadbent joined the Company in March 1996 as Chief Financial Officer, Treasurer and Secretary. From October 1994 until joining the Company, Ms. Broadbent served as Senior Vice President, Chief Financial Officer and director of Human Genome Sciences, Inc., a biotechnology company. From January 1993 to October 1994, she served as Vice President and Chief Financial Officer of Cangene, Inc., a biopharmaceutical company. From January 1992 through December 1992, Ms. Broadbent served as an independent financial consultant. From March 1990 to December 1991, she was employed by Baring Brothers & Co., Inc., initially as Senior Vice President and then as Executive Director, Corporate Finance. Prior to that, Ms. Broadbent served for nine years in corporate finance positions with Salomon Brothers, Inc. and PaineWebber Incorporated.

     None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All reporting persons are required by SEC regulation to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to
Section 16(a).

     Based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's reporting persons received by the Company, Robert A. Ashley, Vice President, Commercial Development, and Peter R. Barnett, D.M.D., a member of the Board of Directors, did not report on a timely basis certain transactions. In particular, Mr. Ashley failed to timely report on a Form 4 the acquisition of 100 shares of Common Stock on June 20, 1996 at a purchase price of $10.00 per share. Such transaction was reported on a Form 4 filed on April 7, 1997 with the SEC. In addition, Mr. Ashley failed to timely report on a Form 4 the exercise on November 12, 1996 of options to purchase 18,750 shares of Common Stock at an exercise price of $0.335 per share. Such transaction was reported on a Form 5 filed on February 7, 1997 with the SEC. Dr. Barnett failed to timely report on a Form 3 his election on February 7, 1997 to the Board of Directors and his receipt on such date of options to purchase 25,000 shares of Common Stock at an exercise price of $9.00 per share. Dr. Barnett filed such Form 3 on March 20, 1997 with the SEC.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN 1996 AND 1995

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1996 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the years ended December 31, 1995 and 1996.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                        Long-Term
                                                                                   Compensation Awards
                                                        Annual Compensation       ----------------------
                                                       ----------------------     Securities Underlying
        NAME AND PRINCIPAL POSITION           Year     Salary($)     Bonus($)           Options(#)
                    (a)                        (b)        (c)          (d)                 (g)
--------------------------------------------  -----    ---------     --------     ----------------------
Brian M. Gallagher, Ph.D(2).................   1996     225,000       50,000                    0
  President and Chief Executive Officer        1995     225,000       50,000              100,000
Robert A. Ashley............................   1996     139,961       30,000                    0
  Vice President, Commercial Development       1995     120,000       10,000               37,500
Nancy C. Broadbent(3).......................   1996     137,500       30,000               60,000
  Chief Financial Officer, Treasurer and
     Secretary                                 1995          --           --                   --

---------------
(1) The costs of certain benefits are not included because they did not exceed, in the case of each Named Executive, the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table.

(2) In November 1994, Dr. Gallagher purchased 125,000 shares of the Company's restricted Common Stock at $0.335 per share. Such shares are subject to vesting and the Company's repurchase right and right of first refusal. Of such shares, 25,000 vested immediately, an aggregate of 83,333 have vested to date and the remaining 41,667 will vest in equal monthly portions over the next 20 months. Pursuant to the Company's repurchase right, the Company may repurchase any of Dr. Gallagher's unvested shares, at a purchase price of $0.335 per share, at the time of termination of his service. Pursuant to the Company's right of first refusal, the Company may buy back Dr. Gallagher's vested shares at $0.335 per share, if Dr. Gallagher is terminated for cause, and at the current market value per share, if he is terminated for any other reason. At December 31, 1996, Dr. Gallagher held 77,083 shares of restricted Common Stock with a year-end value of $626,302 based on the value of the Common Stock as of such date ($8.125 per share), less the purchase price per share paid for such shares ($0.335 per share).

(3) Ms. Broadbent joined the Company in March 1996 as Chief Financial Officer, Treasurer and Secretary.

OPTION GRANTS IN 1996

     The following table sets forth information concerning individual grants of stock options made pursuant to the Company's 1992 Stock Option Plan (the "1992 Plan") during 1996 to each of the Named Executives. The Company has never granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL
                                                 INDIVIDUAL GRANTS                            REALIZABLE
                             ---------------------------------------------------------         VALUE AT
                                               PERCENT OF                                   ASSUMED ANNUAL
                                                 TOTAL                                      RATES OF STOCK
                               NUMBER OF        OPTIONS                                   PRICE APPRECIATION
                               SECURITIES      GRANTED TO                                        FOR
                               UNDERLYING      EMPLOYEES     EXERCISE OR                    OPTION TERM(3)
                                OPTIONS        IN FISCAL     BASE PRICE     EXPIRATION    ------------------
            NAME             GRANTED (#)(1)     YEAR(2)        ($/SH)          DATE       5%($)      10%($)
            (a)                   (b)             (c)            (d)           (e)         (f)         (g)
---------------------------- --------------    ----------    -----------    ----------    ------     -------
Brian M. Gallagher, Ph.D....         --             0%             --               --        --          --
Robert A. Ashley............         --             0%             --               --        --          --
Nancy C. Broadbent..........     60,000            79%          $2.00         3/1/2006    75,467     191,249

---------------
(1) Such options were granted pursuant to and in accordance with the Company's 1992 Plan. The 1992 Plan was adopted by the Board of Directors and approved by the stockholders of the Company on February 20, 1992 and March 1, 1992, respectively. A total of 268,750 shares of Common Stock currently are reserved for issuance upon exercise of options granted under the 1992 Plan. Those eligible to receive stock option grants under the 1992 Plan include employees, non-employee directors and consultants. The 1992 Plan is administered by the Compensation Committee of the Board of Directors of the Company, which is comprised solely of outside directors. Subject to the provisions of the 1992 Plan, the administrator of the 1992 Plan has the discretion to determine the optionees and/or grantees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options ("NQSOs")), the vesting provisions, the terms of the grants and such other related provisions as are consistent with the 1992 Plan. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The exercise price of a NQSO may be less than the fair market value per share of the Common Stock on the date of grant. The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company, but provide that the term of any ISOs granted to a holder of more than 10% of the outstanding shares of capital stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event that the shares of Common Stock underlying options issued pursuant to the 1992 Plan shall be changed into or exchanged for a different number or kind of shares of stock of the Company or of another corporation (whether by reason of corporate merger, consolidation, acquisition of property or stock separation, reorganization or liquidation) or if the number of such shares is increased through the payment of a stock dividend, then there shall be substituted for or added to each share issued under the 1992 Plan, the number and kind of such shares of stock into which each such outstanding share shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the 1992 Plan and the options issued thereunder shall terminate, unless provisions are made in connection with such transaction for the assumption of options theretofore granted, or for the substitution for such options of new options of the successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices. The 1992 Plan terminates on February 19, 2002.

(2) Based on an aggregate of 75,500 options granted to employees in 1996, including options granted to Named Executives.

(3) Based on a grant date fair market value of $2.00 per share.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR END OPTION VALUES

     The following table sets forth information concerning each exercise of options during 1996 by each of the Named Executives and the year end value of unexercised in-the-money options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                         NUMBER OF              VALUE OF
                                                                   SECURITIES UNDERLYING      UNEXERCISED
                                                                        UNEXERCISED           IN-THE-MONEY
                                                                        OPTIONS AT             OPTIONS AT
                                                                          FISCAL                 FISCAL
                                      SHARES                            YEAR-END(#)          YEAR-END($)(1)
                                    ACQUIRED ON       VALUE            EXERCISABLE/           EXERCISABLE/
               NAME                 EXERCISE(#)    REALIZED($)         UNEXERCISABLE         UNEXERCISABLE
                (a)                     (b)            (c)                  (d)                   (e)
----------------------------------- -----------    ------------    ---------------------    ----------------
Brian M. Gallagher, Ph.D...........         0               0          49,167/50,833        $372,199/363,552
Robert A. Ashley...................    18,750        $181,219           9,375/46,875        $ 64,922/340,829
Nancy C. Broadbent.................         0               0          12,000/48,000        $ 73,500/294,000

---------------
(1) Based on a year end fair market value of the underlying securities equal to $8.125, less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has executed indemnification agreements with each of its executive officers and directors pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company.

     Each of the Company's employees has agreed to maintain the confidentiality of Company information, to assign inventions to the Company and, for a period of two years after termination of employment, not to solicit any person who is employed by the Company or was employed by the Company at any time during the year prior to the termination of such employee.

     In addition, each of Dr. Gallagher, Ms. Broadbent and Mr. Ashley have agreed that during the term of his or her employment and for a period of two years thereafter, such person will not directly or indirectly provide services to or for any business engaged in research regarding the development, manufacture, testing, marketing or sale of collagenase inhibiting drugs for application in periodontal disease or any other application which, during the period of such person's employment with the Company, is either marketed or in advanced clinical development by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Robert J. Easton, Stephen W. Ritterbush, Ph.D. and Terence E. Winters, Ph.D. There are no Compensation Committee Interlocks.

     In January and November 1992, the Company sold an aggregate of 3,133,000 shares of Series A Redeemable Preferred Stock at a price of $1.00 per share. In September and November 1993, the Company sold an aggregate of 1,946,268 shares of Series B Redeemable Preferred Stock at a price of $1.675 per share. In September and November 1995, the Company sold an aggregate of 5,318,980 shares of Series C Redeemable Preferred Stock at a price of $2.00 per share. All shares of Series A, Series B and Series C Redeemable Preferred Stock outstanding as of the consummation of the IPO automatically converted into shares of Common Stock on a one-for-two basis as of such date. The purchasers of the Series A, Series B and

Series C Redeemable Preferred Stock included the following members of the Compensation Committee and entities affiliated with such persons:

                                                              NUMBER OF COMMON STOCK
                                                                  EQUIVALENTS(1)
                                                        -----------------------------------
                                                        SERIES        SERIES        SERIES
                                                           A             B             C
                                                        -------       -------       -------
    Columbine Venture Fund, II, L.P. (Dr. Winters)....  416,667       238,806       313,855
    Longbow Partners (Mr. Easton).....................       --            --        14,366
    Fairfax Partners/The Venture Fund of Washington,
      L.P. (Dr. Ritterbush)...........................  416,667        29,850            --

---------------
(1) Relates only to shares attributable to the issuance and sale by the Company of shares of Series A, Series B and Series C Redeemable Preferred Stock and excludes other issuances and sales to such stockholders, if any, since the Company's inception. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     The shares of Common Stock issued upon conversion of the Series A, Series B and Series C Redeemable Preferred Stock are entitled to certain registration rights and certain rights to participate in certain future offerings undertaken by the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)

             Among the Company, the Nasdaq Composite Index and the
                          Nasdaq Pharmaceutical Index
                           (Capitalization Weighted)

                                                                                  NASDAQ
        Measurement Period                                                    PHARMACEUTICAL
      (Fiscal Year Covered)                CGPI               NASDAQ              STOCKS
Jun-96                                   100.00              100.00              100.00
Jun-96                                    95.89              101.66               99.40
Jul-96                                    94.52               92.61               88.58
Aug-96                                   106.85               97.80               94.99
Sep-96                                   112.33              105.28              101.64
Oct-96                                   112.33              104.13               97.07
Nov-96                                   112.33              110.58               95.63
Dec-96                                    89.04              110.46               98.41

---------------
(1) Graph assumes $100 invested on June 20, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index (capitalization weighted).

(2) Total return assumes reinvestment of dividends.

(3) Year ending December 31.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report:

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee recommends, and the Board approves, all matters relating to executive compensation, including setting and administering policies governing executive salaries, bonuses (if any) and stock option awards (if any). The Committee meets twice annually to set performance objectives for the Chief Executive Officer ("CEO") and to determine the annual compensation of the CEO and other senior executives of the Company. The CEO is not present during the discussion of his compensation.

  Executive Compensation Policy

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of shareholder value, while at the same time attracting and retaining qualified senior management. Since its inception in 1992, the Company has operated as a "virtual" pharmaceutical company with a small number of highly experienced senior executives determining and executing the Company's strategy while contracting out pharmaceutical development activities to clinical research and other third party organizations. In order to attract highly experienced executives, the Company's compensation packages for senior executives are highly competitive with those paid to executives of other emerging pharmaceutical companies.

  Compensation Mix

     The Company's executive compensation packages generally include three components: base salary; a discretionary annual cash bonus; and stock options.

  Base Salary

     The Committee seeks to establish base salaries for each position and level of responsibility which are competitive with those of executive officers at other emerging pharmaceutical companies.

  Discretionary Cash Bonus

     The Committee believes that discretionary cash bonuses are important to motivate and reward executive officers. However, cash bonuses are not guaranteed. Annual cash bonuses are awarded to executives based on their achievements against a stated list of objectives developed at the beginning of each year by senior management and the Committee. Such objectives are reviewed and approved by the Board of Directors.

  Stock Options

     Stock option grants under the Company's stock option plans are designed to align the long term interests of the Company's executives with those of its shareholders by rewarding executives for increasing shareholder value. All executive officers are awarded option grants upon joining the Company which are competitive with those at comparable emerging pharmaceutical companies. In addition, the Committee may award additional stock option grants annually. When granting stock options, the Committee considers the recommendation of the CEO and the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility.

  Compensation of the Chief Executive Officer

     In establishing Dr. Gallagher's compensation package, the Committee seeks to maintain a level of total current compensation that is competitive with that paid to CEOs of other comparable emerging pharmaceutical companies. In addition, in order to align Dr. Gallagher's interests with the interests of the Company's shareholders, the Committee attempts to make a substantial portion of the value of his total compensation dependent on the appreciation of the Company's stock price.

     Dr. Gallagher's performance is evaluated annually by the Committee against a stated list of short, medium and long term objectives developed by the Committee at the beginning of each year and approved by the Board. In evaluating and establishing Dr. Gallagher's current compensation, the Committee considered his accomplishments in completing the Company's initial public offering, filing a new drug application with the FDA for Periostat(R), securing one European distribution agreement for Periostat(R) and three research agreements with large pharmaceutical companies for other applications of the Company's technology, and initiating preclinical development work on the Company's leading cancer compound with the National Cancer Institute. Based on these achievements, the Committee recommended, and the board approved, a bonus to Dr. Gallagher of $41,000 and an increase in base salary from $225,000 to $250,000.

     Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million paid to the CEO or any of the other four most highly compensated executives, unless certain criteria are satisfied. The Company's CEO and the other named executives have not received annual compensation over $1 million, and the Company has not determined what measures, if any, it should take to comply with Section 162.

                                          Compensation Committee Members:

                                          Robert J. Easton
                                          Stephen W. Ritterbush, Ph.D.
                                          Terence E. Winters, Ph.D.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There are, as of February 28, 1997, approximately 56 holders of record and 1,200 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of February 28, 1997, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and officers as a group.

                                                                AMOUNT AND NATURE OF         PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER(1)             BENEFICIAL OWNERSHIP(1)     OF CLASS(2)
-------------------------------------------------------------  -----------------------     -----------
(i) Certain Beneficial Owners:
Columbine Venture Fund II, L.P.
6155 N. Scottsdale Road, Suite 100
Scottsdale, Arizona 85250....................................           969,328                12.8%
Marquette Venture Partners II, L.P.
  and MVP II Affiliates Fund, L.P.
520 Lake Cook Road, Suite 450
Deerfield, Illinois 60015....................................           916,313(3)             12.1
Zesiger Capital Group LLC
320 Park Avenue, 30th Floor
New York, New York 10022.....................................           629,700                 8.3
Delphi Ventures III, L.P. and
  Delphi Investments III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, California 94025.................................           625,000(4)              8.3
Fairfax Partners/The Venture Fund
  of Washington, L.P.
1568 Spring Hill Road, Suite 200
McLean, Virginia 22102.......................................           446,517                 5.9
Advanced Technology Ventures III, L.P.
10 Post Office Square
Boston, Massachusetts 02109..................................           390,299                 5.2
(ii)  Directors (which includes all nominees) and Named
      Executives:
Brian M. Gallagher, Ph.D.....................................           227,500(5)              3.0
Robert A. Ashley.............................................            53,225(6)              *
Nancy C. Broadbent...........................................            50,000(7)              *
Helmer P.K. Agersborg, Ph.D..................................           103,709(8)              1.4
Peter R. Barnett, D.M.D......................................               500                 *
James E. Daverman............................................           916,313(9)             12.1
Robert J. Easton.............................................            31,866(10)             *
Stephen W. Ritterbush, Ph.D..................................           446,517(11)             5.9
Pieter J. Schiller...........................................           390,299(12)             5.2
Terence E. Winters, Ph.D.....................................           969,328(13)            12.8
(iii)  All Directors and officers as a group (10 persons)....         3,189,257(14)            41.2%

---------------
  *  Less than 1%

 (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares.

 (2) Applicable percentage of ownership for each holder is based on 7,543,579 shares of Common Stock outstanding on February 28, 1997, plus any Common Stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after February 28, 1997.

 (3) Includes 890,860 shares and 25,453 shares owned by Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P., respectively.

 (4) Includes 613,946 shares and 11,054 shares owned by Delphi Ventures III, L.P. and Delphi Investments III, L.P., respectively.

 (5) Of such shares, 125,000 are subject to certain rights of first refusal held by the Company, of which 43,750 also are subject to repurchase by the Company as of February 28, 1997. See "EXECUTIVE COMPENSATION -- Summary of Compensation in 1996 and 1995." Includes 102,500 shares of Common Stock underlying options which are or may be exercisable as of February 28, 1997 or 60 days after such date.

 (6) Includes 34,375 shares of Common Stock underlying options which are or may be exercisable as of February 28, 1997 or 60 days after such date.

 (7) Includes 49,000 shares of Common Stock underlying options which are or may be exercisable as of February 28, 1997 or 60 days after such date. Includes 1,000 shares held as custodian to minor child.

 (8) Includes 15,000 shares of Common Stock underlying options which are exercisable as of February 28, 1997 or 60 days after such date.

 (9) James E. Daverman is co-founding general partner of Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. Mr. Daverman expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P.

(10) Includes 20,278 shares of Common Stock held by Longbow Partners of which Robert J. Easton is a general partner. Mr. Easton expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Longbow Partners. Includes 2,500 shares of Common Stock underlying options which are exercisable as of February 28, 1997 or 60 days after such date.

(11) Stephen W. Ritterbush, Ph.D. is a general partner of Fairfax Partners/The Venture Fund of Washington, L.P. and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Fairfax Partners/The Venture Fund of Washington, L.P. Dr. Ritterbush expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Fairfax Partners/The Venture Fund of Washington, L.P.

(12) Pieter J. Schiller is a general partner of Advanced Technology Ventures III, L.P. and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Advanced Technology Ventures III, L.P. Mr. Schiller expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Advanced Technology Ventures III, L.P.

(13) Terence E. Winters, Ph.D. is a general partner of Columbine Venture Fund II, L.P. and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Columbine Venture Fund II, L.P. Dr. Winters expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Columbine Venture Fund II, L.P.

(14) See Notes 5 through 13.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January and November 1992, the Company sold an aggregate of 3,133,000 shares of Series A Redeemable Preferred Stock at a price of $1.00 per share. In September and November 1993, the Company sold an aggregate of 1,946,268 shares of Series B Redeemable Preferred Stock at a price of $1.675 per share. In September and November 1995, the Company sold an aggregate of 5,318,980 shares of Series C Redeemable Preferred Stock at a price of $2.00 per share. All shares of Series A, Series B and Series C Redeemable Preferred Stock outstanding as of the consummation of the Company's IPO automatically converted into shares of Common Stock on a one-for-two basis on such date. The purchasers of the Series A, Series B and Series C Redeemable Preferred Stock included the following 5% stockholders, directors and entities affiliated with directors:

                                                                      NUMBER OF COMMON STOCK
                                                                          EQUIVALENTS(1)
                                                                  -------------------------------
                                                                  SERIES A   SERIES B   SERIES C
                                                                  ---------  ---------  ---------
DIRECTORS AND ENTITIES AFFILIATED WITH DIRECTORS
  Advanced Technology Ventures III, L.P. (Mr. Schiller).......           --  223,880    166,419
  Marquette Venture Partners II, L.P. and MVP II Affiliates
     Fund, L.P. (Mr. Daverman)................................    166,667    447,760    301,886
OTHER 5% STOCKHOLDERS
  Johnson & Johnson Development Corporation...................    486,500           --  317,829
  Innocal, L.P................................................           --         --  375,000
  Delphi Ventures III, L.P. and Delphi Investments III,
     L.P......................................................           --         --  625,000

---------------
(1) Relates only to shares attributable to the issuance and sale by the Company of shares of Series A, Series B and Series C Redeemable Preferred Stock and excludes other issuances and sales to such stockholders, if any, since the Company's inception. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     For information with respect to Mr. Easton and Drs. Ritterbush and Winters, each a member of the Compensation Committee, see "EXECUTIVE
COMPENSATION -- Compensation Committee Interlocks and Insider Participation."

     The shares of Common Stock issued upon conversion of the Series A, Series B and Series C Redeemable Preferred Stock are entitled to certain registration rights and certain rights to participate in certain future offerings undertaken by the Company.

     In September 1995, the Company and the holders of the Company's Series A, Series B and Series C Redeemable Preferred Stock entered into a Registration Rights Agreement (the "Rights Agreement") pursuant to which the Company has granted certain registration rights to such stockholders. Pursuant to the Rights Agreement, at any time beginning six months after the effective date of the Company's IPO, the holders of at least a majority of the Common Stock issued upon the conversion of the Series A, Series B and Series C Redeemable Preferred Stock (the "Registrable Securities") have the right, subject to certain restrictions set forth in the Rights Agreement, to require that the Company register the Registrable Securities requested by such holders at the Company's expense (on no more than two occasions) on either a Form S-1, Form S-2 or Form S-3 Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). The Company is not, however, required to register any Registrable Securities unless such shares represent at least 10% of the Company's outstanding shares of Common Stock, or, if less than 10%, if the anticipated aggregate offering price exceeds $1,000,000.

     After the Company has qualified for the use of Form S-3 under the Securities Act, the holders of Registrable Securities have the right to an unlimited number of registrations on such form. The Company is not, however, required to effect such a registration unless the requesting holders reasonably anticipate having an aggregate disposition price of at least $500,000.

     Also pursuant to the Rights Agreement, if, at any time during the seven-year period commencing on the effective date of the Company's IPO, the Company proposes to register any of its Common Stock under the Securities Act for sale to the public, the holders of the Registrable Securities have unlimited piggyback registration rights at the Company's expense, subject to certain restrictions set forth in the Rights Agreement.

     Also in September 1995, the Company granted to the holders of Series A, Series B and Series C Redeemable Preferred Stock certain rights to participate in certain future offerings undertaken by the Company. Such rights to participate require that, with certain exceptions including but not limited to an underwritten public offering, any time the Company proposes to issue, sell or exchange, or reserve therefor, any securities, the Company must first offer to sell to each of the pre-conversion holders of Series A, Series B and Series C Redeemable Preferred Stock their respective pro rata share of such securities at a price and on terms identical to the price and terms of the securities proposed to be issued, sold or exchanged in the applicable offering.

     PROPOSED AMENDMENT TO THE 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

GENERAL

     On March 22, 1996, the Board of Directors approved and, on March 29, 1996, the stockholders adopted, the Non-Employee Plan. The Non-Employee Plan currently provides for the grant of options to purchase a maximum of 109,000 shares of Common Stock of the Company to non-employee directors of the Company, of whom there are six.

     Each person who was a director of the Company on the effective date of the Company's IPO or who became or will become a director of the Company thereafter, and who is not also an employee or officer of the Company, has been or shall be granted, on the effective date of the IPO or the date on which he or she became or will become a director, whichever is later, an option to purchase 10,000 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. No subsequent grants are permitted to such individuals under the Non-Employee Plan. All options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a director at the time of vesting of the installments. The right to exercise annual installments of options will be reduced proportionately based on the optionee's actual attendance at directors' meetings if the optionee fails to attend at least 80% (the "Percent") of the directors' meetings held in any calendar year. The term of each option will be for a period of ten years from the date of grant, unless sooner terminated in accordance with the Non-Employee Plan. Options may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order and are exercisable to the extent vested at any time prior to the scheduled expiration date of the option. The Non-Employee Plan terminates on the earlier of March 28, 2006 or at such time as all shares of Common Stock currently or hereafter reserved for issuance shall have been issued.

     In the event that the Company's Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options granted under the Non-Employee Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     In the event that the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under the Non-Employee Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full twenty (20) days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Exchange Act, adjustments shall be made in the number and kind of shares authorized by the Non-Employee Plan and in the number and kind of shares covered by, and the option price of, outstanding options under the Non-Employee Plan, in each case, as necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option.

     The Non-Employee Plan may be amended or discontinued at any time by the Board of Directors without stockholder approval, but no amendment may be made without stockholder approval which would: (i) increase the maximum number of shares for which options may be granted under the Non-Employee Plan, (ii) materially modify the requirements as to eligibility to participate in the Non-Employee Plan, (iii) materially increase benefits accruing to option holders under the Non-Employee Plan, or (iv) amend the Non-Employee Plan in any manner which would cause Rule 16b-3 under the Exchange Act to become inapplicable to the Non-Employee Plan; and provided further that the provisions of the Non-Employee Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereto) under the Exchange Act (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. No amendment will affect any option previously granted without the consent of the Grantee.

FEDERAL INCOME TAX ASPECTS

     The options to be issued under the Non-Employee Plan will be designated as NQSOs which receive no special tax treatment, but are taxed pursuant to Section 83 of the Code. Under the provisions of that Section, if an option is granted in connection with the performance of services and has a "readily ascertainable fair market value" at the time of the grant, the optionee will be deemed to have received compensation income in the year of grant in an amount equal to the excess of the fair market value of the option at the time of grant over the amount, if any, paid by the optionee for the option. However, a NQSO generally has "readily ascertainable fair market value" only when the option is actively traded on an established market and when certain stringent Code requirements are met.

     If the option does not have a readily ascertainable fair market value at the time of the grant, the option is not included as compensation income at that time. Rather, the optionee realizes compensation income only when the option is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the option.

     If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

     Once a NQSO is subject to tax as compensation income, it is treated as an investment option or investment shares and becomes subject to the investment property rules. No gain or loss arises from the exercise of an option that was taxed at the time of grant. When the optionee disposes of the shares acquired pursuant to a NQSO, whether taxed at the time of grant or exercise, or some other terms, the optionee will recognize capital gain or loss equal to the difference between the amount received for the shares and the optionee's basis in the shares.

     Generally, the optionee's basis in the shares will be the exercise price plus the optionee's basis in the option. The optionee's basis in the option is equal to the sum of the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the option. In the compensatory option context, optionees normally pay nothing for the grant of the option so the basis in the option will usually be the amount of compensation income realized at the time of grant or exercise. Thus, the optionee's basis in the shares will generally be equal to the exercise price of the option plus the amount of compensation income realized by the optionee plus the amount, if any, paid by the optionee for the option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised, and long-term if the shares are disposed of more than one year after the option is exercised.

     If a NQSO is taxed at the time of grant and expires or lapses without being exercised, it is treated in the same manner as the lapse of an investment option. The lapse is deemed to be a sale or exchange of the option on the day the option expires and the amount of income realized is zero. The optionee recognizes a capital loss in the amount of the optionee's basis (compensation income realized at the time of the grant plus the amount, if any, paid by the optionee for the option) in the option at the time of the lapse. The loss is short-term or long-term, depending on the optionee's holding period in the option.

     If a NQSO is not taxed at the time of grant and expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the option. In such case, the optionee would recognize a loss in the amount of the price paid by the optionee for the option.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax aspects of the Non-Employee Plan and does not purport to be a complete description of all federal income tax aspects of the Non-Employee Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Non-Employee Plan and the sale or other disposition of shares acquired upon exercise of the options. Each optionee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the Non-Employee Plan.

PREVIOUSLY GRANTED OPTIONS

     As of February 28, 1997, the Company had granted options to purchase an aggregate of 150,000 shares of Common Stock (net of cancellations) under the Non-Employee Plan at a weighted average exercise price of $9.71 per share. As of February 28, 1997, no options to purchase shares were vested and no options to purchase shares had been exercised under the Non-Employee Plan. The following table sets forth information as of February 28, 1997 concerning options granted under the Non-Employee Plan to (i) the Named Executives; (ii) all current executive officers as a group; (iii) each nominee for election as a Director;
(iv) all current Directors who are not executive officers as a group; (v) each associate of any of such Directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

                                                                       OPTIONS        WEIGHTED
                                                                       GRANTED        AVERAGE
                                                                       THROUGH        EXERCISE
    NAME                                                            FEB. 28, 1997      PRICE
    --------------------------------------------------------------  -------------     --------
    Brian M. Gallagher, Ph.D. ....................................          --             --
    Robert A. Ashley..............................................          --             --
    Nancy C. Broadbent............................................          --             --
    Helmer P.K. Agersborg, Ph.D...................................          --             --
    Peter R. Barnett, D.M.D. .....................................      25,000         $ 9.00
    Robert J. Easton..............................................      25,000         $ 9.85
    James E. Daverman.............................................      25,000         $ 9.85
    Stephen W. Ritterbush, Ph.D. .................................      25,000         $ 9.85
    Pieter J. Schiller............................................      25,000         $ 9.85
    Terence E. Winters, Ph.D. ....................................      25,000         $ 9.85
    All current executive officers as a group (three persons).....          --             --
    All current Directors who are not executive officers as a
      group (seven persons).......................................     150,000         $ 9.71
    All Employees, including all current officers who are not
      executive officers as a group (six persons).................          --             --

     As of February 28, 1997, the market value of the Common Stock underlying the Non-Employee Plan was $10.50 per share.

PROPOSED AMENDMENT

     Stockholders are being asked to consider and vote upon a proposed amendment (the "Amendment") to the Non-Employee Plan to: (i) increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Non-Employee Plan from 109,000 to 300,000 shares; (ii) increase the number of shares of Common Stock underlying the automatic option grants to new non-employee Directors from 10,000 to 25,000 shares; (iii) provide for the grant of options to purchase an additional 15,000 shares of Common Stock to each of Drs. Ritterbush and Winters and Messrs. Easton, Daverman and Schiller, each of whom is a non-employee Director who previously received, upon the effectiveness of the IPO, an automatic grant of options to purchase 10,000 shares of Common Stock under the Non-Employee Plan; (iv) decrease the Percent, as defined above, to 75%; and (v) add a lock-up provision to the Non-Employee Plan pursuant to which each non-employee Director agrees that during the period that such non-employee Director serves as a member of the Board, and for one year thereafter, such non-employee Director will not, in connection with any underwritten public offering of the Company's securities, sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by such non-employee Director (other than those shares included as part of such underwritten public offering, if any), without the prior written consent of the Company or the underwriters managing such underwritten public offering, for 180 days from the effective date of such registration or for such other period as may be required by the underwriters managing such underwritten public offering, and will execute any agreement reflecting the above as may be requested by the underwriters at the time of the applicable underwritten public offering.

     The Company has been actively recruiting qualified, experienced senior executives to serve as non-employee Directors on the Company's Board of Directors. The Board of Directors believes that the Amendment provides an important inducement to recruit and retain the best available personnel. The Board of Directors believes that providing non-employee Directors with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company. The proposed Amendment to the Non-Employee Plan will enable additional outside directors of the Company to participate in the Non-Employee Plan as well as provide further incentives to current participants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company intends, subject to stockholder approval, to retain KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997. KPMG Peat Marwick LLP also served as independent auditors of the Company for 1996. Neither the firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

     One or more representatives of KPMG Peat Marwick LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

     On January 19, 1996, the Company selected KPMG Peat Marwick LLP to act as independent accountants for the Company and informed the prior auditors, the Company's independent accountants since January 1994, of its decision. The prior auditors conducted the Company's audit for the period from January 10, 1992 (inception) to December 31, 1993. In connection with such audit, there were no disagreements with the prior auditors on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The prior auditors' report on the Company's financial statements for the period from January 10, 1992 (inception) to December 31, 1993 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors of the Company.

                            STOCKHOLDERS' PROPOSALS

     Stockholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December 5, 1997.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

     COLLAGENEX PHARMACEUTICALS, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON MARCH 28, 1997, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          Nancy C. Broadbent,
                                            Secretary

Newtown, Pennsylvania
April 8, 1997

                        COLLAGENEX PHARMACEUTICALS, INC.
                             301 SOUTH STATE STREET
                               NEWTOWN, PA 18940

                                                                   April 8, 1997

To Our Stockholders:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of CollaGenex Pharmaceuticals, Inc. at 9:30 A.M., local time, on Thursday, May 8, 1997 at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania. Please join us for coffee and assorted pastries beginning at 8:30 A.M.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

     It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                          Sincerely,

                                          Brian M. Gallagher, Ph.D.
                                          President and
                                            Chief Executive Officer

                        COLLAGENEX PHARMACEUTICALS, INC.
                             301 SOUTH STATE STREET
                               NEWTOWN, PA 18940

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1997

                            ------------------------

     The Annual Meeting of Stockholders (the "Meeting") of COLLAGENEX PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, on Thursday, May 8, 1997, at 9:30 A.M., local time, for the following purposes:

          (1) To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

          (2) To amend the Company's 1996 Non-Employee Director Stock Option Plan (the "Plan") to: (i) increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 109,000 to 300,000 shares; (ii) to increase the number of shares of Common Stock underlying automatic option grants to new non-employee Directors from 10,000 to 25,000 shares; (iii) to grant options to purchase an additional 15,000 shares of Common Stock to those non-employee Directors who previously received, upon the effectiveness of the Company s initial public offering in June 1996, an automatic grant of options to purchase 10,000 shares of Common Stock under the Plan; and (iv) to revise certain other provisions of the Plan as set forth in the Proxy Statement;

          (3) To ratify of the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997; and

          (4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 301 South State Street, Newtown, PA 18940 and at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania at 9:30 A.M., local time, for a period of 10 days prior to the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          Nancy C. Broadbent
                                            Secretary

Newtown, Pennsylvania
April 8, 1997
       THE COMPANY'S 1996 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                        COLLAGENEX PHARMACEUTICALS, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
               CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Brian M. Gallagher, Ph.D. and Nancy C. Broadbent, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of CollaGenex Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania at 9:30 A.M., local time, on Thursday, May 8, 1997, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                           / SEE REVERSE /
                                                           /     SIDE    /

/ X / PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

                    FOR       WITHHELD
1. Election of     /   /       /   /    Nominees: Helmer P.K. Agersborg, Ph.D.;
   Directors                            Peter R. Barnett, D.M.D.; Brian M.
                                        Gallagher, Ph.D.; Robert J. Easton;
                                        James E. Daverman; Stephen W.
                                        Ritterbush, Ph.D.; Pieter J. Schiller;
   For, except vote withheld from       and Terence E. Winters, Ph.D.
   the following nominee(s):

   -----------------------------------
                                                      FOR     AGAINST    ABSTAIN
2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1996  /   /     /   /      /   /
   NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN TO:
   (I) INCREASE THE NUMBER OF SHARES OF COMMON STOCK
   RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS
   GRANTED UNDER THE PLAN FROM 109,000 TO 300,000
   SHARES; (II) INCREASE THE NUMBER OF SHARES OF COMMON STOCK UNDERLYING THE AUTOMATIC OPTION GRANTS TO NEW NON-EMPLOYEE DIRECTORS FROM 10,000 TO 25,000 SHARES; (III) PROVIDE FOR THE GRANT OF OPTIONS TO PURCHASE AN ADDITIONAL 15,000 SHARES OF COMMON STOCK TO CERTAIN NON-EMPLOYEE DIRECTORS WHO PREVIOUSLY RECEIVED, UPON THE EFFECTIVENESS OF THE COMPANY'S INITIAL PUBLIC OFFERING IN JUNE 1996, AN AUTOMATIC GRANT OF OPTIONS TO PURCHASE 10,000 SHARES OF COMMON STOCK UNDER THE PLAN; (IV) DECREASE THE PERCENT (AS DEFINED IN THE PROXY STATEMENT) TO 75%; AND (V) ADD A LOCK-UP PROVISION TO THE PLAN AS DESCRIBED IN THE PROXY STATEMENT.

                                                      FOR     AGAINST    ABSTAIN
3. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT    /   /     /   /      /   /
   OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT
   AUDITORS OF THE COMPANY FOR THE YEAR ENDING
   DECEMBER 31, 1997.

4. In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

   I WILL /   /  WILL NOT /   /  attend the Meeting


Signature(s) ________________________________________________ Dated ____________

This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.